UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2022

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7000 W. Palmetto Park Rd., Suite 505

Boca Raton, FL 33433

(Address of Principal Executive Offices)

(855) 345-9467

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

September 2022 GS Capital Securities Purchase Agreement & 12% Promissory Note

On September 13, 2022, Simplicity Esports and Gaming Company (the “Company”) entered into a securities purchase agreement (the “September 2022 GS Capital SPA”), dated as of September 13, 2022, with GS Capital Partners LLC (“GS Capital”), pursuant to which the Company issued a 12% promissory convertible note (the “September 2022 GS Capital Note”) with a maturity date of January 13, 2023, in the principal sum of $11,000. Pursuant to the terms of the September 2022 GS Capital Note, the Company agreed to pay to GS Capital $11,000 to pay interest on the principal balance at the rate of 12% per annum. The September 2022 GS Capital Note carries an original issue discount of $1,000. Accordingly, GS Capital paid the purchase price of $10,000 in exchange for the September 2022 GS Capital Note. The Company intends to use the proceeds for working capital. GS Capital may convert the September 2022 GS Capital Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the September 2022 GS Capital Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by GS Capital upon, at the election of GS Capital, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $0.02 per share, as the same may be adjusted as provided in the September 2022 GS Capital Note.

The Company may prepay the September 2022 GS Capital Note in accordance with the terms of the September 2022 GS Capital Note, with the understanding that $400 of interest is guaranteed and earned in full as of September 13, 2022. The September 2022 GS Capital Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the September 2022 GS Capital Note or the September 2022 GS Capital SPA.

Upon the occurrence of any Event of Default (as defined in the September 2022 GS Capital Note), which has not been cured within the time prescribed in the September 2022 GS Capital Note, it shall become immediately due and payable and the Company shall pay to GS Capital, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

September 2022 GS Capital Ventures Common Stock Purchase Warrant

Pursuant to the terms of the September 2022 GS Capital SPA, on September 13, 2022, the Company also issued to GS Capital a three-year warrant (the “September 2022 GS Capital Warrant”) to purchase 18,000 shares of the Company’s common stock at an exercise price of $1.00, subject to adjustment as set forth in the September 2022 GS Capital Warrant.

The description of the September 2022 GS Capital SPA, the September 2022 GS Capital Note, and the September 2022 GS Capital Warrant does not purport to be complete and is qualified in its entirety by reference to the September 2022 GS Capital SPA, the September 2022 GS Capital Note, and the September 2022 GS Capital Warrant, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, hereto and are incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of September 13, 2022, by and between the registrant and GS Capital Ventures, LLC.
10.2	Convertible Promissory Note, dated as of September 13, 2022, issued by the registrant in favor of GS Capital Ventures, LLC.
10.3	Common Stock Purchase Warrant, dated as of September 13, 2022, issued by the registrant in favor of GS Capital Ventures, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLICITY ESPORTS AND GAMING COMPANY

Date: September 19, 2022	By:	/s/ Roman Franklin
Roman Franklin
Chief Executive Officer